UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________________________
FORM 8-K
_________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 15, 2024
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HOST HOTELS & RESORTS, INC.
HOST HOTELS & RESORTS, L.P.
(Exact Name of Registrant as Specified in Charter)
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Maryland (Host Hotels & Resorts, Inc.)	001-14625	53-0085950
Delaware (Host Hotels & Resorts, L.P.)	0-25087	52-2095412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4747 Bethesda Avenue, Suite 1300 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 744-1000
_________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Host Hotels & Resorts, Inc.	Common Stock, $.01 par value	HST	The Nasdaq Stock Market LLC
Host Hotels & Resorts, L.P.	None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As noted below under Item 5.07, Host Hotels & Resorts, Inc. (“Host” or the “Company”), the general partner of Host Hotels & Resorts, L.P., held its annual meeting of stockholders on May 15, 2024. At the annual meeting, the Company’s stockholders, upon the recommendation of the Board of Directors of the Company, approved the Host Hotels & Resorts 2024 Comprehensive Stock and Cash Incentive Plan (the “2024 Plan”), which was previously adopted by the Board subject to approval by stockholders. The 2024 Plan is a new plan that replaces the Company’s 2020 Comprehensive Stock and Cash Incentive Plan (the “2020 Plan”). The 2024 Plan, among other things, reserves 22,000,000 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), for issuance, less the number of shares of Common Stock subject to any award granted under the 2020 Plan after March 1, 2024.
A description of the material terms of the 2024 Plan was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2024 (the “Proxy Statement”). The foregoing and the summary of the 2024 Plan in the Proxy Statement are not complete summaries of the terms of the 2024 Plan and are qualified by reference to the text of the 2024 Plan, included as Exhibit 10.1 and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of stockholders on May 15, 2024. Stockholders were asked to vote on four proposals: the election of directors, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for 2024, an advisory vote to approve executive compensation, and approval of the 2024 Plan. Final voting results are set forth below.

Proposal 1 – Election of Directors
Final votes regarding the election of nine directors for terms expiring at the 2025 annual meeting of stockholders are set forth below. Accordingly, each director nominee was elected for a one-year term.

	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Mary L. Baglivo	610,708,754	21,145,078	3,018,787	14,085,702
Herman E. Bulls	606,945,235	24,899,419	3,027,965	14,085,702
Diana M. Laing	625,705,095	6,147,006	3,019,417	14,085,702
Richard E. Marriott	617,845,344	14,016,176	3,011,099	14,085,702
Mary Hogan Preusse	613,872,059	17,916,806	3,083,754	14,085,702
Walter C. Rakowich	604,528,422	27,311,513	3,032,684	14,085,702
James F. Risoleo	628,696,356	3,150,169	3,150,168	14,085,702
Gordon H. Smith	591,002,963	40,833,817	3,035,839	14,085,702
A. William Stein	628,550,181	3,290,746	3,031,692	14,085,702
Proposal 2 – Ratification of Appointment of Independent Registered Public Accountants
Final votes on the ratification of the appointment of KPMG LLP as independent registered public accountants of the Company to serve for 2024 are set forth below. Accordingly, the appointment of KPMG LLP was ratified.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
612,551,893	36,295,259	11,169	0
Proposal 3 – Advisory Vote on Executive Compensation
The final, non-binding, advisory votes on the Company’s executive compensation are set forth below. Accordingly, the proposal was approved by approximately 93% of the votes cast.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
587,838,397	43,737,508	3,296,714	14,085,702

Proposal 4 – Approval of the Company’s 2024 Comprehensive Stock and Cash Incentive Plan
Final votes on the approval of the 2024 Plan are set forth below. Accordingly, the 2024 Plan was approved.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
591,614,245	40,048,097	3,210,277	14,085,702
Item 9.01. Financial Statements and Exhibits
(d)Exhibits

Exhibit No.	Description

10.1	Host Hotels & Resorts 2024 Comprehensive Stock and Cash Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 5, 2024.)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: May 17, 2024	By:	/S/ JOSEPH C. OTTINGER
	Name:	Joseph C. Ottinger
	Title:	Senior Vice President and Corporate Controller

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.

By: HOST HOTELS & RESORTS, INC,
its general partner

Date: May 17, 2024	By:	/S/ JOSEPH C. OTTINGER
	Name:	Joseph C. Ottinger
	Title:	Senior Vice President and Corporate Controller